Exhibit 3.3












                            CERTIFICATE OF AMENDMENT

                                      OF THE

                          CERTIFICATE OF INCORPORATION

                                        OF

                             MALLINCKRODT GROUP INC.

                     ************************************

              UNDER SECTION 805 OF THE BUSINESS CORPORATION LAW

                     ************************************

                          CERTIFICATE OF AMENDMENT

                                   OF THE

                        CERTIFICATE OF INCORPORATION

                                     OF

                            MALLINCKRODT GROUP INC.

____________________________________________________________________

            Under Section 805 of the Business Corporation Law

____________________________________________________________________


    Pursuant to Section 805 of the Business Corporation Law, the undersigned, C. Ray Holman, Chairman of the Board and Chief Executive Officer, and Roger A. Keller, Vice President and Secretary, hereby certify as follows:

     I. The name of the Corporation is Mallinckrodt Group Inc.

    II. The Certificate of Incorporation of the Corporation (under the name of International Agricultural Corporation) was originally filed by the Department of State, Albany, New York, on the 14th day of June, 1909.

   III. The Certificate of Incorporation of the Corporation shall be amended to change the name of the corporation, and to effect such change, ARTICLE FIRST is hereby amended to read as follows:

        FIRST: The name of the Corporation is Mallinckrodt Inc.

    IV. This amendment to ARTICLE FIRST was authorized by the unanimous affirmative vote of the Board of Directors of the Corporation, followed by the affirmative vote of the holders of a majority of the outstanding shares of the Corporation's 4% Cumulative Preferred Stock and Common Stock voting as one class entitled to vote thereon at the annual meeting of the stockholders of the Corporation held on October 16, 1996.

    IN WITNESS WHEREOF, we have made and subscribed the Certificate this 16th day of October, 1996, and the Chairman of the Board and Chief Executive Officer of the Corporation has also verified this Certificate.

                                    Mallinckrodt Group Inc.


                                    C. RAY HOLMAN
                                    ----------------------
                                    C. Ray Holman, Chairman
                                      of the Board and Chief
                                       Executive Officer


                                    ROGER A. KELLER
                                    -----------------------
                                    Roger A. Keller, Vice President
                                      and Secretary

(Corporate Seal)


STATE OF MISSOURI    )
                     )
COUNTY OF ST. LOUIS  )

    C. Ray Holman, being duly sworn, deposes and says that he is Chairman of the Board and Chief Executive Officer of Mallinckrodt Group Inc., the corporation named and described in the foregoing Certificate of Amendment; that he has read the foregoing Certificate of Amendment and knows the contents thereof; and, that the same are true of his own knowledge, except as to the matters therein stated to be alleged upon information and belief, and as to those matters he believes them to be true.


                                  C. RAY HOLMAN
                                  -------------------------
                                  C. Ray Holman, Chairman of the Board
                                   and Chief Executive Officer


Sworn to before me this
16th day of October, 1996


----------------------------
Notary Public

My commission expires: